UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: November 1, 2013

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	001-32647	76-0362774
(State or other jurisdiction of incorporation or organization)	Commission file number:	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 17, 2013, ATP Oil & Gas Corporation (“ATP”) obtained a Final Order (A) Approving the Sale of Certain of the Debtor’s Assets Free and Clear of Claims and Liens and (B) Approving the Assumption and Assignment of Contracts and Leases (Case No. 12-36187) (Docket #2706) (the “Sale Order”) from the United States Bankruptcy Court for the Southern District of Texas. The Sale Order approved the sale of certain of ATP’s assets free and clear of claims and liens and approved the assumption and assignment of certain of ATP’s contracts and leases. Specifically, the Sale Order approved the accompanying Asset Purchase Agreement, dated as of June 20, 2013 (as amended, the “APA”), by and among ATP and Credit Suisse AG, exclusively in its capacity as administrative agent and collateral agent for the Lenders under that certain Senior Secured Superpriority Priming Debtor-in-Possession Credit Agreement dated as of August 29, 2012 (the “DIP Credit Agreement”), and Bennu Oil & Gas, LLC (“Bennu,” designated as Buyer pursuant to that certain Joinder Agreement dated as of October 29, 2013).

Pursuant to the Sale Order and the APA, ATP sold substantially all of its operating shelf and deepwater properties and related assets as set forth in the APA to Bennu, including the leases, oil and gas wells, production facilities, structures, equipment, permits, servitudes, hydrocarbons and accounts receivable, contacts, records, maps, data, intellectual properties, overriding royalty interests, and credits and payments attributable to the assets sold. In conjunction with the sale of the assets, Bennu also assumed certain liabilities of ATP including the amount due by the wholly owned subsidiary ATP Titan Holdco to Beal Bank, the net profits interests and overriding royalty interests associated with the oil and gas properties acquired by Bennu and selected payables and abandonment obligations of ATP. The asset sale closed on November 1, 2013.

The APA and the Joinder Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively. The Sale Order is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

10.1	Asset Purchase Agreement, dated as of June 20, 2013, by and between ATP and Credit Suisse AG, exclusively in its capacity as administrative agent and collateral agent (the “Administrative Agent”) for the Lenders under the DIP Credit Agreement.

10.2	Joinder Agreement, dated as of October 29, 2013, by and among ATP, Credit Suisse AG, exclusively in its capacity as administrative agent and collateral agent for the Lenders under the DIP Credit Agreement (the “Administrative Agent”), and Bennu Oil & Gas, LLC.

99.1	Final Order (A) Approving the Sale of Certain of the Debtor’s Assets Free and Clear of Claims and Liens and (B) Approving the Assumption and Assignment of Contracts and Leases (Docket No. 2706).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: November 7, 2013	By:	/s/ Albert L. Reese Jr.

Albert L. Reese Jr.
Chief Financial Officer

Exhibit Index

Exhibit	Exhibit Description

10.1	Asset Purchase Agreement, dated as of June 20, 2013, by and between ATP and Credit Suisse AG, exclusively in its capacity as administrative agent and collateral agent (the “Administrative Agent”) for the Lenders under the DIP Credit Agreement.

10.2	Joinder Agreement, dated as of October 29, 2013, by and among ATP, Credit Suisse AG, exclusively in its capacity as administrative agent and collateral agent for the Lenders under the DIP Credit Agreement (the “Administrative Agent”), and Bennu Oil & Gas, LLC.

99.1	Final Order (A) Approving the Sale of Certain of the Debtor’s Assets Free and Clear of Claims and Liens and (B) Approving the Assumption and Assignment of Contracts and Leases (Docket No. 2706).